Exhibit 99.1

Callisto Pharmaceuticals, Inc. Receives Notice of
Delisting From Amex

- Subject to Appeal -

NEW YORK, April 11, 2008 — Callisto Pharmaceuticals, Inc. (AMEX: KAL), announced today that on April 7, 2008, it received notice from the American Stock Exchange indicating that AMEX intends to strike the Company’s common stock from listing on AMEX by filing a delisting application with the Securities and Exchange Commission. In its letter, AMEX stated that it has determined that the Company has failed to comply with continued listing standards set forth in Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the AMEX Company Guide, respectively, which state, in relevant part, that AMEX will normally consider suspending dealings in, or removing from the list, securities of a company which (a) has stockholders’ equity of less than $2,000,000 if such company has sustained losses from continuing operations and/or net losses in two of its three most recent fiscal years; (b) has stockholders’ equity of less than $4,000,000 if such company has sustained losses from continuing operations and/or net losses in three of its four most recent fiscal years; or (c) has stockholders’ equity of less than $6,000,000 if such company has sustained losses from continuing operations and/or net losses in its five most recent fiscal years, respectively.

The AMEX rules provide for an appeal of the above decision which the Company has made by requesting a hearing in accordance with appropriate procedures as outlined by the AMEX Company Guide.  The Company’s common stock will continue to trade on the AMEX during the appeal process. If unsuccessful on appeal, the Company intends to continue to trade on the Over-the-Counter Bulletin Board.

Callisto also announced today that the audit report of BDO Seidman, LLP, contained in its December 31, 2007 financial statements included in Callisto’s Form 10-K filed on March 28, 2008, contained a going-concern qualification. American Stock Exchange rules require Amex-listed companies to publicly announce whenever a Form 10-K includes an audit report containing a going-concern qualification.

About Callisto Pharmaceuticals, Inc.

Callisto is a biopharmaceutical company focused on the development of new drugs to treat various forms of gastrointestinal diseases and cancer. Callisto’s drug candidates include SP-304, a proprietary drug for gastrointestinal disorders that is currently being developed by its wholly-owned subsidiary, Synergy Pharmaceuticals, as well as two anti-cancer agents. Synergy’s proprietary drug SP-304 (Guanilib) is planned to begin clinical development in 2Q2008 for gastro-intestinal disorders. SP-304 is a synthetic analog of the human gastrointestinal hormone uroguanylin, and acts by activating the guanylate cyclase C (GC-C) receptor on epithelial cells of the colon. The Company’s lead drug in the clinic, Atiprimod, is presently in a Phase II clinical trial in advanced carcinoid cancer, a neuroendocrine tumor, and in a Phase II extension trial in advanced carcinoid cancer patients. Callisto’s second cancer drug in the clinic, L-Annamycin, is currently in a Phase I/II clinical trial in adult relapsed or refractory acute lymphocytic leukemia, and in a Phase I clinical trial in children and young adults with refractory or relapsed acute lymphocytic leukemia or acute myelogenous leukemia. Callisto has exclusive worldwide licenses from Genzyme Inc. and M.D. Anderson Cancer Center to develop, manufacture, use and sell Atiprimod and L-Annamycin, respectively. Callisto is also listed on the Frankfurt Stock Exchange under the ticker symbol CA4. More information is available at http://www.callistopharma.com.

Web site: http://www.callistopharma.com

Contact:

Callisto Pharmaceuticals, Inc.

Gary S. Jacob, Ph.D.

CEO, Callisto Pharmaceuticals, Inc.,

+1-212-297-0010, jacob@callistopharma.com

or

Russo Partners

Tony Russo, +1-212-845-4251

tony.russo@russopartnersllc.com

or

Steve Suriano, +1-212-845-4235

steve.suriano@russopartnersllc.com

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Source: Callisto Pharmaceuticals, Inc.